Exhibit 99.1

FS BANCORP, INC. COMPLETES MERGER WITH ANCHOR BANCORP

MOUNTLAKE TERRACE, Wash. (November 16, 2018) – FS Bancorp, Inc. (NASDAQ: FSBW), the holding company for 1st Security Bank of Washington ("1st Security"), announced today the successful closing of the previously announced acquisition of Anchor Bancorp ("Anchor") (NASDAQ: ANCB) and its Anchor Bank subsidiary.

Under terms of the merger, FS Bancorp will pay aggregate consideration to Anchor shareholders of 725,585 shares of FS Bancorp common stock and $30.8 million in cash. For each share of Anchor common stock, each Anchor shareholder will receive 0.2921 shares of FS Bancorp common stock and $12.40 in cash, and cash in lieu of any fractional shares. The merger will extend 1st Security's footprint throughout Southwest Washington.  With the addition of the nine Anchor branches and one loan production office, FS Bancorp will have 21 branch offices and nine loan production offices.

"1st Security Bank is dedicated to offering the best banking experience possible and we are excited to significantly expand our customer base in Washington," said Joseph C. Adams, Chief Executive Officer of FS Bancorp. "We welcome the customers, employees and shareholders of Anchor to the FS Bancorp family."

Raymond James & Associates, Inc. served as financial advisor to FS Bancorp and Keller Rohrback LLP served as its legal counsel. Keefe, Bruyette, & Woods, A Stifel Company, acted as financial advisor to Anchor, and Breyer & Associates PC and Silver, Freedman, Taff and Tiernan, LLP served as its legal counsel.

About FS Bancorp, Inc.

FS Bancorp, Inc., a Washington corporation, is the holding company for 1st Security Bank, which provides loan and deposit services primarily to small and middle-market businesses and individuals in Western Washington through its 21 bank branches and eight loan production offices in various suburban communities in Western Washington, and one loan production office in the market area of the Tri-Cities, Washington. 1st Security services home mortgage customers throughout Washington State with an emphasis in Western Washington and Tri-Cities home lending markets.

Forward-Looking Statements

This press release contains forward-looking statements regarding FS Bancorp, Anchor, the proposed merger and the combined company after the close of the transaction that are intended to be covered by the safe harbor for "forward-looking statements" provided by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. These statements involve inherent risks, uncertainties and contingencies, many of which are difficult to predict and are generally beyond the control of FS Bancorp, Anchor and the combined company. We caution readers that a number of important factors could cause actual results to differ materially from those expressed in, or implied or projected by, such forward-looking statements. In addition to factors previously disclosed in reports filed by FS Bancorp and Anchor with the Securities and Exchange Commission (the "SEC"), risks and uncertainties for each institution and the combined institution include, but are not limited to, the following factors: the expected cost savings, synergies and other financial benefits from the merger might not be realized within the expected time frames or at all; the integration of the combined company, including personnel changes/retention, might not proceed as planned; and the combined company might not perform as well as expected. All forward-looking statements included in this communication are based on information available at the time of the communication. FS Bancorp undertakes no obligation to revise or publicly release any revision or update to these forward-looking statements to reflect new information, future events or circumstances or otherwise that occur after the date on which such statements were made. Annualized, pro forma, projected and estimated numbers are used for illustrative purposes only, are not forecasts and may not reflect actual results.

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Investor Contacts

FS Bancorp, Inc.:
Phone: (425) 771-5299

Joseph C. Adams, Chief Executive Officer
Matthew D. Mullet, Chief Financial Officer and Chief Operating Officer